EXHIBIT 99.1

CONTACT:

Jeff Macdonald
Acorda Therapeutics
(914) 347-4300 ext. 4232
jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Reports Fourth Quarter and Full Year 2011 Financial Results

•	AMPYRA® (dalfampridine) Fourth Quarter Net Revenue of $57.2 Million; Full Year 2011 Net Revenue of $210.5 Million
•	Full Year 2012 AMPYRA Net Revenue Guidance of $255-$275 Million
•	Full Year 2012 Guidance for Combined FAMPYRA® ex-U.S. Royalties and Zanaflex Revenue of at Least $25 Million
•	Company Announces Agreement to Acquire Neuronex, Inc.

HAWTHORNE, N.Y. – February 16, 2012 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced its financial results for the fourth quarter and full year ended December 31, 2011.

“We were pleased with the commercial performance of AMPYRA in 2011, as well as by the advancement of our product pipeline during the year,” said Ron Cohen, M.D., Acorda Therapeutics’ President and CEO. “In 2012, we will focus on disciplined, strategic investment in these areas. We believe there is ample room to continue to grow AMPYRA within its current indication, and are supporting marketing initiatives to increase both consumer awareness and use in people with earlier stages of walking disability who can benefit from the drug. We also believe that there is significant potential for AMPYRA to be applied to other indications within MS and in new disease indications. Therefore, in 2012 our R&D spend is weighted toward studies assessing additional potential uses of AMPYRA in MS, as well as in cerebral palsy and chronic stroke.”

“In addition to AMPYRA, we have a robust pipeline of novel therapies that have either entered clinical development or are planned to do so in 2012. In all of our R&D efforts, we have designed studies to provide clear ‘go/no go’ signals that will enable us to make efficient decisions about investing in further development,” added Dr. Cohen. “ We are also excited about our agreement with Neuronex, Inc. to acquire a pre-NDA stage therapy in neurology, diazepam nasal spray,”

FINANCIAL RESULTS
The Company reported GAAP net income of $12.7 million for the quarter ended December 31, 2011, or $0.32 per diluted EPS, including share-based compensation charges totaling $5.5 million. For the full year 2011, the Company reported GAAP net income of $30.6 million, or $0.76 per diluted EPS, including share-based compensation charges totaling $19.3 million. The GAAP net income for the fourth quarter of 2010 was $3.7 million, or $0.09 per diluted EPS including share-based compensation charges of $5.2 million. For the full year 2010, GAAP net loss was $11.8 million, or $0.31 per diluted EPS, including share-based compensation charges of $17.8 million.

Non-GAAP net income, before share-based compensation charges, for the quarter ended December 31, 2011 was $18.2 million, or $0.45 per diluted EPS, compared to a non-GAAP net income of $8.9 million, or $0.23 per diluted EPS for the same quarter in 2010. Full year 2011 non-GAAP net income was $45.1 million, or $1.13 per diluted EPS, compared to $6.0 million or $0.16 per diluted EPS in 2010.

AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg net revenue - For the quarter ended December 31, 2011, the Company reported AMPYRA net revenue of $57.2 million, compared to $52.3 million in net revenue for the same quarter in 2010. For the full year 2011, AMPYRA net revenue was $210.5 million, compared to $133.1 million for full year 2010.

AMPYRA revenue is recognized following shipment of the product from the Company’s distribution facility to its network of specialty pharmacies.

ZANAFLEX CAPSULES® (tizanidine hydrochloride) and ZANAFLEX® (tizanidine hydrochloride) tablets net revenue - For the quarter ended December 31, 2011, the Company reported combined net revenue of ZANAFLEX CAPSULES and ZANAFLEX tablets of $11.8 million, compared to combined net revenue of $12.1 million for the same quarter in 2010. The Company reported full year 2011 combined net revenue of $45.8 million, compared to combined net revenue of $48.5 million for full year 2010.

ZANAFLEX revenue is recognized using a deferred revenue recognition model, meaning ZANAFLEX CAPSULES and ZANAFLEX tablets shipments to wholesalers are recorded as deferred revenue and only recognized as revenue when end-user prescriptions of ZANAFLEX CAPSULES and ZANAFLEX tablets are reported.

ZANAFLEX CAPSULES and ZANAFLEX tablets shipments - Total ZANAFLEX CAPSULES and ZANAFLEX tablets shipments for the quarter ended December 31, 2011 were $15.5 million, compared to total shipments of $15.8 million for the same quarter in 2010.

For the full year ended December 31, 2011, total ZANAFLEX CAPSULES and ZANAFLEX tablet shipments were $60.7 million, compared to total shipments of $57.3 million in 2010.

Cost of sales for the quarter ended December 31, 2011 were $13.4 million, compared to $12.9 million for the same quarter in 2010. There was an increase in AMPYRA cost of sales due to an increase in AMPYRA sales offset by a decrease in ZANAFLEX cost of sales resulting from accounting adjustments related to the Apotex patent infringement trial court decision in the third quarter of 2011. Cost of sales for the full year ended December 31, 2011 were $64.2 million, compared to $35.5 million in 2010. The increase in full year cost of sales was due to an increase in AMPYRA sales and $14.1 million in accounting adjustments in the third quarter of 2011 related to the Apotex patent infringement trial court decision.

Research and development (R&D) expenses for the quarter ended December 31, 2011 were $10.3 million, including $1.7 million of share-based compensation, compared to $8.0 million including $1.6 million of share-based compensation for the same quarter in 2010. R&D expenses for the full year ended December 31, 2011 were $42.1 million, including $5.8 million of share-based compensation, compared to $30.6 million including $5.3 million of share-based compensation in 2010. R&D expenses for the full year ended December 31, 2011 included costs related to AMPYRA post-marketing studies and life cycle management programs, and the development of the Company’s pipeline products, including Phase 1 clinical trial expenses for Glial Growth Factor 2 (GGF2) and initiation of an AMPYRA proof-of-concept study in cerebral palsy.

Sales, general and administrative (SG&A) expenses for the quarter ended December 31, 2011 were $35.7 million, including $3.8 million of share-based compensation, compared to $41.6 million including $3.6 million of share-based compensation for the same quarter in 2010. SG&A expenses for the full year ended December 31, 2011 were $148.5 million, including $13.5 million of share-based compensation, compared to $132.7 million including $12.5 million of share-based compensation in 2010. The increase in expenses was primarily due to increases in AMPYRA educational and regulatory activities and other expenses related to the Apotex patent infringement litigation.

For 2011, the Company was cash flow positive and closed the year in a strong financial position with cash, cash equivalents and short-term investments of $295.9 million. This represents an increase of $55.9 million over our 2010 ending cash, cash equivalent and short term investment balance.

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AGREEMENT TO ACQUIRE NEURONEX, INC.
•
On February 15, 2012, the Company entered into an agreement to acquire privately-held Neuronex, Inc. Under the terms of the agreement, Acorda has made an upfront payment of $2.0 million to Neuronex, and paid $500,000 of up to $1.2 million in research funding to prepare for the diazepam nasal spray pre-NDA meeting.

•
Neuronex is preparing a 505(b)(2) type new drug application (NDA) for a proprietary nasal spray formulation of diazepam for certain epilepsy patients. The NDA will provide pharmacokinetic data with the nasal spray and reference older investigations on efficacy and safety for DIASTAT® AcuDialTM (diazepam rectal gel), a rectally-administered diazepam formulation.

•
Following the pre-NDA meeting, Acorda can, at its option, complete the acquisition by paying Neuronex an additional $6.8 million. If the acquisition is completed, Acorda will assume oversight and financial responsibility for all future development and regulatory programs for diazepam nasal spray. The Company expects these expenses will not exceed $8 million in 2012.

•
There are potential payments to Neuronex and other parties of $1 million for the completion and acceptance of an NDA, and up to $25 million following regulatory approvals in the United States and Europe. Acorda will also pay Neuronex milestone payments and royalties based on net sales of the medication, if approved.

GUIDANCE FOR 2012
•
The following guidance does not take into account the potential expenditures related to the acquisition of Neuronex and diazepam nasal spray outlined above, other than the upfront payments that have already been made.

•	The Company expects AMPYRA full year net revenue of $255-$275 million.

•	The Company expects combined ZANAFLEX® franchise and ex-U.S.FAMPYRA® (prolonged-release fampridine tablets) royalty revenue of at least $25 million.

•
SG&A expenses for the full year 2012 are expected to be $145-$160 million, excluding share-based compensation charges. SG&A will be primarily driven by commercial and administrative costs related to AMPYRA.

•
R&D expenses for the full year 2012 are expected to be $50-$60 million, excluding share-based compensation. R&D expenses in 2012 related to AMPYRA include post-marketing studies, proof-of-concept studies in cerebral palsy and chronic stroke, and sponsorship of investigator-initiated studies. Additional expenses include clinical trials for GGF2, AC105 and rHIgM22, as well as ongoing preclinical studies.

•	The Company expects to be cash flow positive in 2012.

AMPYRA UPDATE
•
As of December 2011, approximately 70% of all people with MS who were prescribed AMPYRA received a first refill. Approximately 40% of all people with MS who were prescribed AMPYRA received a sixth refill.

•	Compliance rates for AMPYRA are approximately 90%, with patients currently taking an average of 1.8 tablets per day, compared to the approved dosing of 2 tablets per day.
•
The United States Patent and Trademark Office (USPTO) allowed U.S. Patent Application No. 11/102,559 entitled "Method of Using Sustained Release Aminopyridine Compositions” and issued patent application 11/010,828 “Sustained Release Aminopyridine Composition.” The USPTO determined that based on preliminary patent term restoration, the former patent will extend into 2026 and that with final patent term restoration, the latter patent will extend into 2027.

•
In July 2011, the European Medicines Agency’s (EMA) Committee for Medicinal Products for Human Use (CHMP) granted conditional marketing approval for FAMPYRA in Europe. FAMPYRA is being developed and marketed by Biogen Idec (Nasdaq: BIIB) outside the United States under a licensing agreement from Acorda.

•
In May 2011, FAMPYRA was approved for use in Australia by the Australian Therapeutic Goods Administration (ATGA). In November 2011, Biogen Idec received approval by the New Zealand Medicines and Medical Devices Safety Authority (MEDSAFE). Biogen plans to submit regulatory filings for FAMPYRA in more than 20 countries in 2012.

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•	To date, Biogen Idec has launched FAMPYRA in Germany, United Kingdom, Australia, Denmark, Norway and Iceland. Launch in most of the remaining EU countries is expected by the end of 2012.

ZANAFLEX CAPSULES
•
On February 6, 2012, the Company announced a partnership with Watson Pharmaceuticals, Inc. (NYSE: WPI) to introduce tizanidine hydrochloride capsules, an authorized generic version of ZANAFLEX CAPSULES. This followed the February 3, 2012 approval by FDA and subsequent launch by Apotex Inc. of its generic tizanidine capsules.

PIPELINE UPDATE
•	In December 2011, the Company initiated a proof-of-concept clinical study of AMPYRA in adults with cerebral palsy.
•
Preclinical data showing significant improvement in motor function following treatment with dalfampridine was presented at the International Stroke Conference on February 2, 2012. The Company plans to begin a proof-of-concept clinical study of AMPYRA in chronic stroke patients in the second half of 2012.

•
Investigator-initiated studies are exploring potential additional therapeutic applications of AMPYRA. These studies are assessing AMPYRA’s impact on functional deficits caused by MS or are exploring the drug’s use in other neurological disorders.

•	The Company expects to begin enrolling participants in a Phase 2 clinical trial of AC105 in patients with acute spinal cord injury in the second half of 2012.
•	The Phase 1, escalating dose clinical trial of GGF2 in heart failure patients is ongoing. The Company expects to announce initial study results in the second half of 2012.
•	The Company plans to submit an IND for rHIgM22 in the first half of 2012. Phase 1 clinical trials are expected to begin by the end of the year.

CORPORATE UPDATES
•
In January 2012, General Counsel Jane Wasman, J.D. was named Chief, Strategic Development. In this new role, Ms. Wasman will assume additional responsibilities for overseeing the development and execution of the Company’s long-range strategic plans and objectives. She will continue to serve as the Company’s General Counsel.

•	In October 2011, Enrique J. Carrazana, M.D. joined the Company as Chief Medical Officer.
•
In July 2011, the Company announced it had in-licensed AC105, a therapy being studied in acute spinal cord injury, from Medtronic Inc (NYSE: MDT). A Phase 1 study had been completed by Medtronic at the time of the agreement.

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided income (loss), adjusted to exclude share-based compensation charges, the net milestone revenue relating to Biogen Idec’s receipt of conditional approval from the European Commission for FAMPYRA in Q3 2011, the ZANAFLEX CAPSULES adjustments due to the Apotex patent infringement trial court decision in Q3 2011 and the upfront payment associated with in-licensing AC105 in Q2 2011. Also, Acorda has provided projected amounts of research and development (R&D) and sales, general, and administrative (SG&A) expenses excluding share-based compensation charges. These non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, we believe the presentation of these non-GAAP financial measures when viewed in conjunction with our GAAP results, provide investors with a more meaningful understanding of our ongoing and projected operating performance because they exclude non-cash charges that are substantially dependent on changes in the market price of our common stock and expenses and income that do not arise from the ordinary course of our business. We believe these non-GAAP financial measures help indicate underlying trends in the company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the company’s business and to evaluate its performance. A

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reconciliation of the historical non-GAAP financial results presented in this release to our GAAP financial results is included in the attached financial statements.

WEBCAST AND CONFERENCE CALL
Ron Cohen, President and Chief Executive Officer, and David Lawrence, Chief Financial Officer, will host a conference call today at 8:30 a.m. ET to review the Company’s fourth quarter and full year 2011 results.

To participate in the conference call, please dial 866-831-6267 (domestic) or 617-213-8857 (international) and reference the access code 14094231. The presentation will be available via a live webcast at:

http://ir.acorda.com/phoenix.zhtml?c=194451&p=irol-eventDetails&EventId=4713844

A replay of the call will be available from 11:30 a.m. ET on February 16, 2012 until midnight on March 16, 2012. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international) and reference the access code 93934782. The archived webcast will be available for 30 days in the Investor Relations section of the Acorda website at www.acorda.com.

Important Safety Information
AMPYRA can cause seizures; the risk of seizures increases with increasing AMPYRA doses. AMPYRA is contraindicated in patients with a prior history of seizure. Discontinue AMPYRA use if seizure occurs.

AMPYRA is contraindicated in patients with moderate or severe renal impairment (CrCl less-than or equal to 50 mL/min); the risk of seizures in patients with mild renal impairment (CrCl 51-80 mL/min) is unknown, but AMPYRA plasma levels in these patients may approach those seen at a dose of 15 mg twice daily, a dose that may be associated with an increased risk of seizures; estimated CrCl should be known before initiating treatment with AMPYRA.

AMPYRA should not be taken with other forms of 4-aminopyridine (4-AP, fampridine), since the active ingredient is the same.
Urinary tract infections were reported more frequently as adverse reactions in patients receiving AMPYRA 10 mg twice daily compared to placebo.

The most common adverse events (incidence greater-than or equal to 2% and at a rate greater than the placebo rate) for AMPYRA in MS patients were urinary tract infection, insomnia, dizziness, headache, nausea, asthenia, back pain, balance disorder, multiple sclerosis relapse, paresthesia, nasopharyngitis, constipation, dyspepsia, and pharyngolaryngeal pain.

For full U.S. Prescribing Information and Medication Guide for AMPYRA, please visit: www.AMPYRA.com.

About AMPYRA (dalfampridine)
AMPYRA is a potassium channel blocker approved as a treatment to improve walking in patients with multiple sclerosis (MS). This was demonstrated by an increase in walking speed. AMPYRA, which was previously referred to as Fampridine-SR, is an extended release tablet formulation of dalfampridine (4-aminopyridine, 4-AP), and is known as prolonged-, modified, or sustained-release fampridine (FAMPYRA®) in some countries outside the United States (U.S).

In laboratory studies, dalfampridine extended release tablets has been found to improve impulse conduction in nerve fibers in which the insulating layer, called myelin, has been damaged. AMPYRA is being developed and commercialized in the U.S. by Acorda Therapeutics; FAMPYRA is being developed and commercialized by Biogen Idec in markets outside the U.S. based on a licensing agreement with Acorda. AMPYRA and FAMPRYA are manufactured globally by Alkermes Pharma Ireland Limited, a subsidiary of Alkermes plc, based on a supply agreement with Acorda.

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AMPYRA is available by prescription in the United States. For more information about AMPYRA, including patient assistance and co-pay programs, healthcare professionals and people with MS can contact AMPYRA Patient Support Services at 888-881-1918.

AMPYRA Patient Support Services is available Monday through Friday, from 8:00 a.m. to 8:00 p.m. Eastern Time at 888-881-1918. For full U.S. Prescribing Information and Medication Guide, please visit: www.AMPYRA.com.

About Acorda Therapeutics
Acorda Therapeutics is a biotechnology company focused on developing therapies that restore function and improve the lives of people with MS, spinal cord injury and other neurological conditions.

Acorda markets AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg, in the United States as a treatment to improve walking in patients with multiple sclerosis (MS). This was demonstrated by an improvement in walking speed. AMPYRA is marketed outside the United States as FAMPYRA® (prolonged-release fampridine tablets) by Biogen Idec under a licensing agreement from Acorda. AMPYRA and FAMPYRA are manufactured under license from Alkermes Pharma Ireland Limited.

The Company also markets ZANAFLEX CAPSULES® (tizanidine hydrochloride) and Zanaflex tablets, a short-acting drug for the management of spasticity. Acorda also receives sales royalties on tizanidine hydrochloride tablets, an authorized generic version of ZANAFLEX CAPSULES distributed by Watson Pharmaceutics, Inc. under its agreement with Acorda.

Acorda is developing an industry-leading pipeline of novel neurological therapies. The Company is studying AMPYRA to improve a range of functional impairments caused by MS, as well as its use in other neurological conditions, including cerebral palsy and chronic stroke. In addition, Acorda is developing clinical stage compounds AC105 for acute treatment of spinal cord injury and GGF2 for treatment of heart failure. GGF2 is also being investigated in preclinical studies as a treatment for neurological conditions such as stroke and spinal cord injury. Additional preclinical programs include rHIgM22, a remyelinating monoclonal antibody for the treatment of MS, and chondroitinase, an enzyme that encourages nerve plasticity in spinal cord injury.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including Acorda Therapeutics' ability to successfully market and sell Ampyra in the United States; third party payers (including governmental agencies) may not reimburse for the use of Ampyra at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs including any acquired or in-licensed programs; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain regulatory approval of, or to successfully market, Fampyra outside of the United States and our dependence on our collaboration partner Biogen Idec in connection therewith; competition, including the impact of generic competition on Zanaflex Capsules revenues; failure to protect Acorda Therapeutics’ intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and the ability to obtain additional financing to support Acorda Therapeutics' operations. These and other risks are described in greater detail in Acorda Therapeutics' filings with the Securities and Exchange Commission. Acorda Therapeutics may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this release are made only as of the date hereof, and Acorda Therapeutics disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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Financial Statements

Acorda Therapeutics, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)
(Unaudited)

	December 31, 2011	December 31, 2010

Assets
Cash, cash equivalents and short-term investments	$295,907	$240,029
Trade receivable, net	22,828	22,272
Other current assets	13,825	10,449
Finished goods inventory	28,382	38,418
Property and equipment, net	3,858	3,203
Intangible assets, net	8,769	21,336
Other assets	5,919	6,394
Total assets	$379,488	$342,101

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other liabilities	$45,542	$50,730
Deferred product revenue	30,599	31,296
Current portion of deferred license revenue	9,057	9,429
Current portion of notes payable	1,144	1,144
Current portion of revenue interest liability	1,001	1,297
Long term liabilities	6,266	6,538
Non-current portion of revenue interest liability	2,928	3,977
Non-current portion of deferred license revenue	77,742	86,429
Stockholders' equity	205,209	151,261
Total liabilities and stockholders' equity	$379,488	$342,101

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Acorda Therapeutics, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Revenues:
Net revenues	$69,049	$64,411	$256,271	$181,545
Milestone revenue	-	-	25,000	-
License revenue	2,264	2,357	9,057	9,428
Royalty revenue	1,331	32	1,909	32
Total revenues	72,644	66,800	292,237	191,005

Costs and expenses:
Cost of sales	13,434	12,944	64,183	35,518
Cost of milestone and license revenue	159	165	2,384	660
Research and development	10,304	7,972	42,108	30,600
Selling, general and administrative	35,720	41,603	148,508	132,657
Total operating expenses	59,617	62,684	257,183	199,435

Operating income (loss)	$13,027	$4,116	$35,054	$(8,430)

Other expense, net	(85)	(445)	(3,036)	(3,339)
Income (loss) before income taxes	12,942	3,671	32,018	(11,769)
Provision for income taxes	(248)	-	(1,413)	-

Net income (loss)	$12,694	$3,671	$30,605	$(11,769)

Net income (loss) per common share - basic	$0.32	$0.10	$0.78	$(0.31)
Net income (loss) per common share - diluted	$0.32	$0.09	$0.76	$(0.31)
Weighted average per common share - basic	39,178	38,636	39,000	38,355
Weighted average per common share - diluted	40,152	38,911	40,064	38,355

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Acorda Therapeutics, Inc.
Non-GAAP Income (Loss) and Income (Loss) per Common Share Reconciliation
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
GAAP net income (loss)	$12,694	$3,671	$30,605	$(11,769)
Pro forma adjustments:
Collaboration milestone revenue (Note 1)	-	-	(25,000)	-
Cost of milestone revenue (Note 1)	-	-	1,750	-
Zanaflex Capsule adjustments (Note 2)	-	-	15,477	-
License agreement expense (Note 3)	-	-	3,000	-
Share-based compensation expenses included in R&D	1,680	1,635	5,801	5,247
Share-based compensation expenses included in SG&A	3,777	3,584	13,502	12,530
Total share-based compensation expenses	5,457	5,219	19,303	17,777

Total pro forma adjustments	5,457	5,219	14,530	17,777

Non-GAAP net income	$18,151	$8,890	$45,135	$6,008
Net income per common share - basic	$0.46	$0.23	$1.16	$0.16
Net income per common share - diluted	$0.45	$0.23	$1.13	$0.16
Weighted average per common share - basic	39,178	38,636	39,000	38,355
Weighted average per common share - diluted	40,152	38,911	40,064	38,355

Note 1: $25 million milestone revenue relating to Biogen Idec receipt of conditional approval from the European Commission for Fampyra in Q3 2011. Based on Acorda’s worldwide license and supply agreement with Elan, Elan received 7% of this milestone payment from Acorda during the same period which was recorded as cost of milestone revenue.

Note 2: Adjustments relating to Zanaflex Capsules due to Apotex patent infringement trial court decision in Q3 2011. ($13,038 Intangible asset impairment included in cost of sales, $1,020 commercial inventory reserve included in cost of sales, $1,083 PRF put/call liability adjustment included in SG&A, $336 sample inventory reserve included in SG&A).

Note 3: $3 million upfront expense related to licensed worldwide development and commercialization rights to a proprietary magnesium formulation from Medtronic, Inc. (AC105) included in R&D Q2 2011.

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